Exhibit 4

ChuoAoyama Audit Corporation	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg. 32nd Floor
3-2-5, Kasumigaseki, Chiyoda-ku,
Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying non-consolidated balance sheets of Japan Bank for International Cooperation as of March 31, 2003 and 2002, and the related non-consolidated statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards, procedures and practices generally accepted and applied in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of Japan Bank for International Cooperation as of March 31, 2003 and 2002, and the non-consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles and practices generally accepted in Japan (see Note 1).

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying non-consolidated financial statements.

/s/ ChuoAoyama Audit Corporation
ChuoAoyama Audit Corporation
Tokyo, Japan
June 25, 2003

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of dollars
	March 31, 2003	March 31, 2002	March 31, 2003
Assets
Cash and due from banks	¥288,284	¥452,933	$2,398
Securities	122,912	124,273	1,022
Loans	20,164,343	22,027,407	167,757
Miscellaneous assets	367,673	350,481	3,059
Premises and equipment	28,449	29,480	237
Deferred charges on bonds and notes	2,267	2,596	19
Customer’s liabilities for acceptances and guarantees	629,082	574,763	5,234
Allowance for possible loan losses	(308,163)	(487,827)	(2,564)
Allowance for possible investment losses	—	(1,119)	—

Total assets	¥21,294,849	¥23,072,990	$177,162

	In millions of yen	In millions of yen	In millions of dollars
	March 31, 2003	March 31, 2002	March 31, 2003
Liabilities and equity
Liabilities
Bonds and notes	¥1,589,084	¥1,587,696	$13,220
Borrowings	11,218,681	12,274,479	93,333
Miscellaneous liabilities	321,126	781,342	2,672
Allowance for employee bonuses	754	596	6
Allowance for employee retirement benefits	18,090	16,024	151
Acceptances and guarantees	629,082	574,763	5,234

Total liabilities	¥13,776,818	¥15,234,902	$114,616

Equity
Capital of the International Financial Account	¥985,500	¥985,500	$8,199
Capital of the Overseas Economic Cooperation Account	6,504,344	6,285,244	54,113
Reserve of the International Financial Account	608,336	564,230	5,061
Reserve of the Overseas Economic Cooperation Account	280,719	182,296	2,335
Accumulated deficit at the end of the current year	(860,868)	(179,183)	(7,162)

Total equity	¥7,518,031	¥7,838,088	$62,546

Total liabilities and equity	¥21,294,849	¥23,072,990	$177,162

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of dollars
	Fiscal 2002	Fiscal 2001	Fiscal 2002
Income

Interest income	¥568,783	¥708,360	$4,732
Interest on loans	533,388	696,274	4,438
Interest and dividend income on securities	2,659	2,761	22
Interest income on reverse repurchase agreement	—	3	—
Interest on due from banks	3,640	9,321	30
Interest on swaps (net)	29,095	—	242
Fees and Commissions	5,934	6,370	49
Other operating income	—	1,400	—
Foreign exchange gains	—	1,400	—
Other ordinary income	201	380	2
Reversal of allowance for possible loan losses	187,816	38,931	1,563
Reversal of allowance for possible investment losses	—	1,552	—
Recovery of Written-off Claims	4,119	—	34
Profits on sales of premises and equipment	11	5	0

Total income	¥766,867	¥757,001	$6,380

Expenses

Interest expenses	¥372,503	¥462,690	$3,099
Interest on bonds and notes	71,881	82,019	598
Amortization of discounts on bonds and notes	5	5	0
Interest on borrowings	300,617	342,448	2,501
Interest on swaps (net)	—	38,217	—
Fees and Commissions	4,981	4,042	42
Other operating expenses	947	867	8
Foreign exchange losses	193	—	2
Amortization of bonds and notes issuance costs	567	574	5
Others	186	293	1
General and administrative expenses	27,425	26,137	228
Other ordinary expenses	401	1,421	3
Write-off of loans	—	489	—
Write-off of equities, securities, etc.	351	759	3
Others	49	171	0
Losses on disposal of premises and equipment	43	65	0
ODA-loan related losses	855,616	—	7,118

Total expense	¥1,261,919	¥495,225	$10,498

Net (loss) income	¥(495,051)	¥261,776	$(4,118)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of dollars
	Fiscal 2002	Fiscal 2001	Fiscal 2002
Cash flows from operating activities

Net (loss) income	¥(495,051)	¥261,776	$(4,118)
Depreciation and amortization	1,593	1,721	13
Increase (decrease) in allowance for possible loan losses	(179,664)	(40,172)	(1,495)
Increase (decrease) in allowance for possible investment losses	(1,119)	(1,642)	(9)
Increase (decrease) in allowance for employee bonuses	158	596	1
Increase (decrease) in allowance for employee retirement benefits	2,065	492	17
Interest income	(568,783)	(708,360)	(4,732)
Interest expenses	372,503	462,690	3,099
Net loss (gain) on securities	1,520	800	13
Foreign exchange loss (gain)	(12,049)	(10,572)	(100)
Net loss (gain) on sales of premises and equipment	31	60	0
Net decrease (increase) in loans	1,395,069	14,460	11,606
Net increase (decrease) in bonds and notes	51,465	71,522	428
Net increase (decrease) in borrowings	(1,055,797)	(540,433)	(8,783)
Net decrease (increase) in due from banks (excluding cash equivalents)	247,161	(58,331)	2,056
Net decrease (increase) in reverse repurchase agreement	—	105,418	—
Interest received	551,275	715,939	4,586
Interest paid	(396,384)	(511,074)	(3,298)
Others, net	8,414	(13,585)	70

Net cash used in operating activities	¥(77,589)	¥(248,694)	$(646)

Cash flows from investing activities

Purchases of securities	¥(474)	¥(1,240)	$(4)
Sales of securities	189	1,833	2
Expenditures on premises and equipment	(629)	(1,319)	(5)
Proceeds from sales of premises and equipment	37	42	0

Net cash used in investing activities	¥(876)	¥(683)	$(7)

Cash flows from financing activities

Proceeds from issuance of capital from Government	¥219,100	¥284,500	$1,823
Payment to National Treasury	(30,400)	(46,314)	(253)

Net cash provided by financing activities	¥188,699	¥238,185	$1,570

Effect of exchange rate changes on cash and cash equivalents	¥(1)	¥0	$(0)

Net increase (decrease) in cash and cash equivalents	¥110,233	¥(11,192)	$917

Cash and cash equivalents at the beginning of the fiscal year	¥7,437	¥18,630	$62

Cash and cash equivalents at the end of the fiscal year	¥117,669	¥7,437	$979

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2002	¥985,500	¥6,285,244	¥564,230	¥182,296	¥(179,183)	¥7,838,088

Transfer from net earnings accounted under the JBIC law to reserves			44,105	98,422	(142,528)	—

Payment to National Treasury					(44,105)	(44,105)

Issuance of capital from Government		219,100				219,100

Net income					(495,051)	(495,051)

Balance at March 31, 2003	¥985,500	¥6,504,344	¥608,336	¥280,719	¥(860,868)	¥7,518,031

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			30,246		(30,246)	—

Transfer from reserve of the Overseas Economic Cooperation Account				(260,051)	260,051	—

Payment to National Treasury					(30,246)	(30,246)

Total			¥30,246	(260,051)	¥199,559	¥(30,246)

Unappropriated Accumulated deficit					¥(661,309)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of dollars
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2002	$8,199	$52,290	$4,694	$1,516	$(1,491)	$65,208

Transfer from net earnings accounted under the JBIC law to reserves			367	819	(1,186)	—

Payment to National Treasury					(367)	(367)

Issuance of capital from Government		1,823				1,823

Net income					(4,118)	(4,118)

Balance at March 31, 2003	$8,199	$54,113	$5,061	$2,335	$(7,162)	$62,546

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			252		(252)	—

Transfer from reserve of the Overseas Economic Cooperation Account				(2,164)	2,164	—

Payment to National Treasury					(252)	(252)

Total			$252	(2,164)	$1,660	$(252)

Unappropriated Accumulated deficit		.			$(5,502)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Special Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2001	¥985,500	¥6,000,744	¥523,287	¥5,423	¥125,602	¥(302,367)	¥7,338,190

Transfer from net earnings accounted under the JBIC law to reserves			40,943	11	56,694	(97,648)	—

Payment to National Treasury				(5,435)		(40,944)	(46,379)
Issuance of capital from Government		284,500					284,500

Net income						261,776	261,776

Balance at March 31, 2002	¥985,500	¥6,285,244	¥564,230	—	¥182,296	¥(179,183)	¥7,838,088

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			44,105			(44,105)	—
Transfer from net earnings accounted under the JBIC law to reserve of the Overseas Economic Cooperation Account					98,422	(98,422)	—

Payment to National Treasury						(44,105)	(44,105)

Total			¥44,105		¥98,422	¥(186,633)	¥(44,105)

Unappropriated Accumulated deficit						¥(365,817)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

1. Basis of Presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position and results of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into International Financial Account and Overseas Economic Cooperation Account under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated in accordance with the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing the respective account for each. In separating accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts by using a certain allocation rate.

Consolidated financial statements are not prepared because JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million. Totals may not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥120.20=$1.00, the exchange rate as of March 31, 2003, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant Accounting Policies

(a) Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b) Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c) Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value.

(d) Hedge accounting

(i) Hedge accounting

JBIC applies the deferral method of hedge accounting.

(ii) Hedging instruments and hedged items

Hedging instrument: interest rate swaps

Hedged items: loans, bonds and notes

(iii) Hedging policy

To hedge interest rate risks, JBIC utilizes hedging instruments within the range of the hedged assets and liabilities.

(iv) Evaluation of hedge effectiveness

JBIC judges the effectiveness of the hedge by measuring and comparing the fluctuations of fair value or cumulative fluctuations of cash flows of hedging instruments and corresponding hedged items from the inception of the hedges to the judging point.

(e) Depreciation basis for fixed assets

(i) Premises and equipment

Premises and equipment are depreciated on the declining balance basis except for the buildings (excluding furniture and equipment) acquired on or after April 1, 1998, which are depreciated on the straight-line basis. The principal estimated useful lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii) Software

Software used by JBIC is amortized on the straight-line basis over its useful life (5 years).

(f) Method of amortization for deferred charges

“Discounts on Bonds and Notes” are amortized over terms of redemption, and “Bonds and Notes Issuance Costs” are amortized over 3 years, on the straight-line basis in accordance with the Commercial Code of Japan.

(g) Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

JBIC had adopted the “Temporary Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry” (JICPA Industry Audit Committee Report No.20). Since the current fiscal year, however, JBIC have adopted the “Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry” (JICPA Industry Audit Committee Report No.25). Foreign currency differences arising from futures currency transactions are recognized on the balance sheets on a net basis.

In accordance with the transitional applications described in JICPA Industry Audit Committee Report No.25, regarding foreign exchange swaps relating to lending and funding transactions, nominal amounts of money lent and nominal amounts of money funded are translated into yen using the exchange rates in effect at the fiscal year end and stated in the balance sheets on a net basis. Premiums or discounts reflecting interest rate differences between the two currencies are charged to or credited to the Statement of Operations on an accrual basis over the period from the spot transaction’s settlement date to the forward transaction’s settlement date, and stated as accrued income under Miscellaneous assets or accrued expenses under Miscellaneous liabilities on the balance sheets.

Such foreign exchange swaps relating to lending and funding transactions are swap transactions that are entered into for the purpose of loans which are sourced from funding in different currencies, where (1) the nominal amounts of funding or loans which are equal to the amounts of foreign exchange purchased or sold as spot transactions and (2) the amounts of future payment or proceed from loans or funding respectively, with the contractual interest payment or receipt denominated in foreign currency, are equal to the amounts of foreign exchange forward transaction sold or purchased.

With regard to flat currency swap transactions (including currency swap transactions for which the spot-forward is flat for each interest payment period) that are entered into for the purpose of loans which are sourced from funding in different currencies, where (1) the nominal amounts payable/receivable at the maturity date are equal to the nominal amounts receivable/payable at the contract date and where (2) the swap rate applied to the principal portion and the interest portion are rational, in accordance with the transitional applications described in JICPA Industry Audit Committee Report No.25, nominal amounts of money lent and nominal amounts of money funded are translated into yen using the exchange rates in effect at the fiscal year end and stated in the balance sheets on a net basis. An amount equivalent to the interest swapped are charged to or credited to the statements of operations on an accrual basis over the subject period, and stated as accrued income under Miscellaneous assets or accrued expenses under Miscellaneous liabilities on the balance sheets.

(h) Allowance for possible loan losses

JBIC provided “Allowance for possible loan losses” as follows:

The allowance for claims on debtors who are legally bankrupt (“Bankrupt Borrowers”) or substantially bankrupt (“Substantially Bankrupt Borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5(h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially Bankrupt Borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than the above (Bankrupt Borrowers, Substantially Bankrupt Borrowers and Potentially Bankrupt Borrowers) is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount considering the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(i) Allowance for possible investment losses

“Allowance for possible investment losses” is provided based on the estimated losses on non-marketable debt securities.

(j) Allowance for employee bonuses

“Allowance for employee bonuses” is set aside to pay employee bonuses with respect to the portion of estimated bonus payments to employees that correspond to the current period. Allowance for bonuses to executive directors included in as of March 31, 2002 are not included in as of March 31, 2003.

(k) Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement to employees, and is recorded as the amount accrued at the fiscal year end, based on the projected benefit obligations, and the estimated pension plan asset amount at the fiscal year end. The method of accounting for prior service cost and net actuarial gains/losses is as follows:

Prior service cost is charged to net income of the year.

Net Actuarial Gains/Losses are charged to net income of the year.

“Allowance for employee retirement benefits” includes allowance for retirement benefits to executive directors.

(l) Consumption tax

Consumption tax including local consumption tax is excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Cash and Due from Banks	¥288,284	¥452,933	$2,398
Due from Banks (*)	(170,614)	(445,496)	(1,419)

Cash and Cash Equivalents	¥117,669	¥7,437	$979

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Equity	¥122,269	¥123,578	$1,017
Other Securities	642	695	5

	¥122,912	¥124,273	$1,022

5. Loans

All of Loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2003 and 2002 are as follows:

International Financial Account	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Bankrupt Loans	¥665	¥2,641	$5
Non-accrual Loans	147,029	310,446	1,223
Past Due Loans (3 Months or More)	92,620	39,044	771
Restructured Loans	372,451	172,754	3,099

	¥612,767	¥524,887	$5,098

Overseas Economic Cooperation Account	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Bankrupt Loans	¥—	¥—	$—
Non-accrual Loans	90,596	381,146	754
Past Due Loans (3 Months or More)	51,186	81,880	426
Restructured Loans	—	900	—

	¥141,783	¥463,928	$1,180

(a)	“Bankrupt Loans”, which are placed non-accrual status, are loans to borrowers who have begun bankruptcy, composition, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan, or who have had their transactions with the promissory note clearinghouse suspended, or loans to borrowers who have begun similar proceedings under any foreign law. Those loans are categorized as loans to “Bankrupt Borrowers” under self-assessment of asset quality.

(b)	“Non-accrual Loans” are loans which are placed non-accrual status and are other than “Bankrupt Loans.” Those loans are categorized as loans to “Substantially Bankrupt Borrowers” or “Potentially Bankrupt Borrowers” under self-assessment of asset quality.

(c)	“Past due Loans (3 months or more)” are loans whose principal and/or interest is past due three months or more counted from the date following the scheduled payment date, and are other than “Bankrupt Loans” and “Non-accrual Loans.” Those loans are also categorized as loans to “Watch Borrowers” under self-assessment of asset quality.

(d)	“Restructured Loans” are loans whose contracts were amended in favor of obligors (e.g. reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate restructuring processes of the obligors in financial difficulties, and are other than “Bankrupt Loans”, “Non-accrual Loans”, and “Past due Loans (3 months or more)”. Those loans are also categorized as loans to “Watch Borrowers” under self-assessment of asset quality.

(e)	The amounts of Loans indicated above are the gross amounts prior to reduction of allowance for possible loan losses.

(f)	In the event that a debtor country which becomes temporarily difficult to pay and requests debt rescheduling with respect to external public debt (whose creditors are nations, Trade Insurance Institutions and Export Credit Institutions, etc.) because of the unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed, and temporary liquidity assistance is made according to the agreements. Since the debtor carries out Economic Restructuring Program which was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt, those loans are excluded, in principle, from the above amounts. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
International Financial Account	¥363,922	¥430,269	$3,028
Overseas Economic Cooperation Account	1,203,975	1,265,900	10,016

The Government of Japan has provided debt relief under TDB (the Trade and Development Board) scheme in the form of grant aid for eligible ODA loan recipients in exchange for repayments of ODA loans based on the resolution of TDB of the UNCTAD in 1978. Therefore, JBIC’s ODA Loans to eligible TDB countries had been substantially secured by matching grant aid for debt relief provided by the Government of Japan in the amount equivalent to repayment amount of principal and interest owed by such eligible TDB countries.

On the other hand, public creditors agreed to support the countries, which were regarded as Heavily Indebted Poor Countries (“HIPCs”) by the World Bank and the IMF and also were identified as the “HIPCs Initiative” and “Enhanced HIPCs Initiative”, which was qualified and agreed to reduce a part of the debt of HIPCs after the establishment of economic reform programs by the international financial institutions (IMF, World Bank, etc.) in Lyon Summit in June, 1996 and in Cologne Summit in June, 1999 respectively. After the debtor countries agreed to the economic reform programs, the Paris Club creditors agreed to the application of the (Enhanced) HIPCs Initiative. JBIC’s ODA Loans to the HIPCs Initiative countries are substantially secured by matching grant aid for debt relief provided by the Government of Japan to the HIPCs , because, as to debt reduction of ODA Loans to HIPCs, Japanese government announced, in “Statements by Chief Cabinet Secretary on Japan’s proposal for the Debt Initiative for the Heavily Indebted Poor Countries” dated April 28,1999, expansion of bilateral grant aid for debt relief to the HIPCs.

However, the above-mentioned grant aid for debt relief under TDB and HIPCs scheme was replaced by a waiver of loans provided by JBIC in accordance with the “Changes in Debt Relief Method” announced by the Government of Japan on December 10, 2002. JBIC thus has written off all amounts of corresponding ODA loans to eligible TDB countries except for scheduled repayments within the fiscal year 2002 which is covered by TDB scheme and all amounts of corresponding ODA loans to the Enhanced HIPCs Initiative countries. JBIC has also provided 100% allowance for corresponding ODA loans to the HIPCs Initiative countries which are not determined to be applied by the Enhanced HIPCs Initiative.

(g)	As JBIC’s debtors need mostly long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC is committed to lend necessary funds up to the predetermined amount, which shall be within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2003 and 2002 are ¥5,907,279 million ($49,145 million) and ¥6,497,410 million respectively.

(h)	With respect to the claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt Borrowers and Substantially Bankrupt Borrowers”), the remaining booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees was written-off against the respective claims. The amount of the accumulated write-offs as of March 31, 2003 and 2002 are ¥7,870 million ($65 million) and ¥4,645 million respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2003 are as follows:

(a) Accrued income	“Accrued income” includes ¥278,593 million ($2,318 million) of accrued interest on loans and ¥15,011 million ($125 million) of accrued interest on swaps and others.

(b) Other assets

“Other assets” includes ¥607 million ($5 million) of other accounts receivable and others.

A part of the net earnings on the General Account of the International Financial Account is paid to the National Treasury, pursuant to Article 44 of the JBIC Law. Preliminary payment to the National Treasury, made on a best estimation basis for the year ended March 31, 2003 amounted to ¥10,971 million ($91million) and accounted for under Miscellaneous assets on the balance sheets (See Note 16).

Miscellaneous assets as of March 31, 2002 are as follows:

(a) Accrued income	“Accrued income” includes ¥263,967 million of accrued interest on loans and ¥12,105 million of accrued interest on swaps and others.

(b) Other assets

“Other assets” includes ¥42 million of suspense payments and others.

A part of the net earnings on the General Account of the International Financial Account is paid to the National Treasury, pursuant to Article 44 of the JBIC Law. Preliminary payment to the National Treasury, made on a best estimation basis for the year ended March 31, 2002 amounted to ¥24,677 million and accounted for under Miscellaneous assets on the balance sheets (See Note 16).

7. Premises and equipment

Premises and equipment as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Tangible Fixed Assets
Land	¥12,672	¥12,574	$105
Buildings	26,235	26,088	218
Equipment	5,234	5,328	44
Construction in Progress	237	227	2

Total	¥44,379	¥44,218	$369
Less - Accumulated Depreciation	17,127	16,079	142

Net Book Value	¥27,252	¥28,139	$227

Intangible Fixed Assets
Software	¥1,081	¥1,020	$9
Guarantee deposit	497	495	4
Others	66	66	1

Total	¥1,646	¥1,582	$14
Less - Accumulated Depreciation	438	228	4

Net Book Value	¥1,207	¥1,354	$10

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2003 and 2002 are as follows:

	March 31,2003 (In millions of yen)	March 31,2002 (In millions of yen)	March 31,2003 (In millions of dollars)
Deferred discount on bonds and notes	¥1,302	¥1,873	$11
Deferred bonds and notes issuance costs	965	722	8

	¥2,267	¥2,596	$19

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2003 and 2002 are as follows:

	March 31,2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31,2003 (In millions of dollars)
General Allowance for Possible Loan Losses	¥172,304	¥313,006	$1,434
Specific Allowance for Possible Loan Losses	132,346	166,343	1,101
Allowance for Possible Losses on Specific Overseas Loans	3,512	8,478	29

	¥308,163	¥487,827	$2,564

10. Bonds and notes

Bonds and notes as of March 31, 2003 and 2002 are as follows:

Description of Bonds and notes	Issue date	Currency and Amounts March 31, 2003 (In millions)	Interest Rate(%)	Maturity date	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Export-Import Bank of Japan Bonds guaranteed by Japan 27-30, 32, 33, 35-37, 39, 40, 42, 44-46	May 1993- June 1999	JPY 165,000 USD 2,600 EUR 2,235 GBP 400	2.875~ 8.250, LIBOR -0.0625	July 2003- June 2008	¥843,484	¥1,062,946	$7,017
Japan Bank for International Cooperation Bonds guaranteed by Japan 1-4	November 1999- March 2003	JPY 60,000 USD 3,000	0.350~ 7.125, LIBOR +0.0625	June 2005- November 2009	420,600	399,750	3,499
FILP Agency Bonds 1-6 (*)	October 2001- September 2002	JPY 300,000	0.350~ 1.520	September 2006- September 2012	300,000	100,000	2,496
Overseas Economic Cooperation Fund Bonds guaranteed by Japan 8,9	December 1995- November 1996	JPY 25,000	2.9~3.0	December 2005- November 2006	25,000	25,000	208

					¥1,589,084	¥1,587,696	$13,220

(*)	Non-government guaranteed bonds issued in domestic market.

Bonds and notes with redemption of 5 years or less are shown in the following table.

Fiscal 2003	¥329,943 million	$2,745 million
2004	145,945	1,214
2005	291,360	2,424
2006	305,980	2,546
2007	206,069	1,714

11. Borrowings

Borrowings as of March 31, 2003 and 2002 are as follows:

	Average interest rate	Due date of repayment	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	2.34	May 2003 - December 2017	¥10,934,283	$11,917,669	$90,967
Borrowing from the Government Post Office Life Insurance Special Account	2.50		284,398	356,810	2,366

			¥11,218,681	¥12,274,479	$93,333

Long-term borrowings with maturities within 5 years outstanding as of March 31, 2003 are as follows:

Fiscal 2003	¥1,408,756	million	$11,720	million
2004	1,302,190		10,834
2005	1,264,845		10,523
2006	1,266,559		10,537
2007	1,549,437		12,890

12. Miscellaneous Liabilities

Miscellaneous liabilities as of March 31, 2003 are as follows:

(a) Accrued expenses	“Accrued expenses” includes ¥52,575 million ($437 million) of accrued interest on borrowings and ¥26,320 million ($219 million) of accrued interest on bonds and notes and others.

(b) Other liabilities

“Other liabilities” includes ¥178,104 million ($1,482 million) of deferred foreign exchange and ¥5,947 million ($49 million) of suspense receipts and others.

Deferred hedged gains is net realized or unrealized gains from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥273,907 million ($2,279 million) and ¥258,536 million ($2,151 million) as of March 31, 2003, respectively

Miscellaneous liabilities as of March 31, 2002 are as follows:

(a) Accrued expenses	“Accrued expenses” includes ¥64,832 million of accrued interest on borrowings and ¥34,852 million of accrued interest on bonds and notes and others.

(b) Deferred income	“Deferred income” includes ¥3,289 million of unearned interest on bonds and notes and others.

(c) Other liabilities

“Other liabilities” includes ¥636,295 million of deferred foreign exchange and ¥2,940 million of suspense receipts and others.

Deferred hedged gains is net realized or unrealized gains from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥377,303 million and ¥346,221 million as of March 31, 2002, respectively.

13. Employee Retirement Benefits

JBIC has defined benefit pension plans which consist of welfare pension fund plan and lump-sum severance indemnity plan.

(a) The Funded Status of the Pension Plans

Disposition		March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Projected Benefit Obligation	(A)	¥(22,334)	¥(20,589)	$(186)
Fair Value of Plan Assets	(B)	4,244	4,565	35
Unfunded Pension Obligation	(C)=(A)+(B)	(18,090)	(16,024)	(151)
Unrecognized Net Obligation at Transition	(D)	—	—	—
Unrecognized Net Actuarial Gains/Losses	(E)	—	—	—
Unrecognized Prior Service Cost	(F)	—	—	—
Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(18,090)	(16,024)	(151)
Prepaid Pension Cost	(H)	—	—	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(18,090)	¥(16,024)	$(151)

(Note) The above Projected Benefit Obligations include a portion in which the pension fund acts for the government welfare program.

(b) Component of Pension Cost

Disposition	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Service Cost	¥945	¥1,120	$8
Interest Cost	510	501	4
Expected Return on Plan Assets	(68)	(185)	(1)
Amortization of Prior Service Cost	(300)	—	(2)
Amortization of Net Actuarial Gains/Losses	2,172	505	18
Amortization of Net Obligation at Transition	—	—	—
Other Costs	—	—	—

Net Pension Cost	¥3,258	¥1,941	$27

(c) Principal Assumptions Used

	March 31, 2003	March 31, 2002
Discount Rate	2.0%	2.5%
Expected Rate of Return on Plan Assets	1.5%	4.0%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis
Amortization Period of Prior Service Costs	Prior service cost is	—
charged to net income
of the year
Amortization Period of Actuarial Gains/Losses	Gains/losses are	Gains/losses are
	charged to net income	charged to net income
	of the year	of the year
Amortization Period of Net Obligation at Transition	—	—

14. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Acceptances	¥—	¥—	$—
Guarantees	629,082	574,763	5,234

	¥629,082	¥574,763	$5,234

15. Assets Pledged as Collateral

There were no assets pledged as collateral as of March 31, 2003 and 2002.

16. ODA-loan related losses

The Government of Japan has provided debt relief under TDB (the Trade and Development Board) scheme in the form of grant aid for eligible ODA loan recipients in exchange for repayments of ODA loans based on the resolution of TDB of the UNCTAD in 1978. Therefore, JBIC’s ODA Loans to eligible TDB countries had been substantially secured by matching grant aid for debt relief provided by the Government of Japan in the amount equivalent to repayment amount of principal and interest owed by such eligible TDB countries.

On the other hand, public creditors agreed to support the countries, which were regarded as Heavily Indebted Poor Countries (“HIPCs”) by the World Bank and the IMF and also were identified as the “HIPCs Initiative” and “Enhanced HIPCs Initiative”, which was qualified and agreed to reduce a part of the debt of HIPCs after the establishment of economic reform programs by the international financial institutions (IMF, World Bank, etc.) in Lyon Summit in June, 1996 and in Cologne Summit in June, 1999 respectively. After the debtor countries agreed to the economic reform programs, the Paris Club creditors agreed to the application of the (Enhanced) HIPCs Initiative. JBIC’s ODA Loans to the HIPCs Initiative countries are substantially secured by matching grant aid for debt relief provided by the Government of Japan to the HIPCs, because, as to debt reduction of ODA Loans to HIPCs, Japanese government announced, in “Statements by Chief Cabinet Secretary on Japan’s proposal for the Debt Initiative for the Heavily Indebted Poor Countries” dated April 28,1999, expansion of bilateral grant aid for debt relief to the HIPCs.

However, the above-mentioned grant aid for debt relief under TDB and HIPCs scheme was replaced by a waiver of loans provided by JBIC in accordance with the “Changes in Debt Relief Method” announced by the Government of Japan on December 10, 2002. JBIC thus has written off all amounts of corresponding ODA loans to eligible TDB countries except for scheduled repayments within the fiscal year 2002 which is covered by TDB scheme and all amounts of corresponding ODA loans to the Enhanced HIPCs Initiative countries. JBIC has also provided 100% allowance for corresponding ODA loans to the HIPCs Initiative countries which are not determined to be applied by the Enhanced HIPCs Initiative. Those losses are reflected in the extraordinary losses (“ODA-loan related losses”)

17. Accumulated dificit

A part of net earnings on the International Financial Account is paid to the National Treasury pursuant to Article 44 of the JBIC Law. The payment to the National Treasury is accounted for the appropriation of net earnings.

Another part of the net earnings on the International Financial Account is appropriated for reserve of the International Financial Account.

JBIC accounts for “Transfer from Reserve of the Overseas Economic Cooperation Account” for the fiscal year ended March 31, 2003.

18. Leased Transactions

Leased transactions in the fiscal year ended March 31, 2003 are as follows:

(a)	Finance lease transactions, excluding leases where the ownership of the property is deemed to be transferred to the lessee.

Not applicable

(b)	Operating lease transactions:

•	Future Lease Payment Obligations

	Within 1 year	More than 1 year	Total
(In millions of yen)	¥9	¥2	¥11
(In millions of dollars)	$0	$0	$0

Leased transactions in the fiscal year ended March 31, 2002 are as follows:

(a)	Finance lease transactions, excluding leases where the ownership of the property is deemed to be transferred to the lessee.

Not applicable

(b)	Operating lease transactions:

•	Future Lease Payment Obligations

	Within 1 year	More than 1 year	Total
(In millions of yen)	¥23	¥9	¥33

19. Derivative Transactions

Notes to derivative transactions in the fiscal year ended March 31, 2003 are as follows:

(a) Policy for Derivative Transactions

JBIC engages in derivatives transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b) Transactions

Derivatives transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks Involved in Derivatives Transactions

Derivatives transactions involve the following risks.

(i) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under a contract governing transactions due to bankruptcy or deteriorating business.

(ii) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies of Risk Management for Derivatives Transactions

(i) Credit Risk

JBIC consistently monitors the market value of its derivatives transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii) Market Risk

JBIC uses derivatives transactions solely for the purpose of hedging. Therefore, the market risk on derivatives transactions and that on hedged (lending or funding) transactions basically offsets.

Credit Risk Amounts of Derivatives, etc.	(In 100 millions of yen)		(In 100 millions of dollars)
March 31, 2003	Contract Amount/Notional Amount	Credit Risk	Contract Amount/Notional Amount	Credit Risk
Interest Rate Swaps	¥17,001	¥1,093	$141	$9
Currency Swaps	45,528	5,456	379	45
Forward Exchange Contracts	14	0	0	0
Other Derivatives	—	—	—	—
Credit Risk Reductions through Netting	—	(2,526)	—	(21)

Total	¥62,543	¥4,023	$520	$33

(Note)	Credit Risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e) Interest Rate-related Transactions

There is no interest rate-related derivative transaction whose valuated gain/(loss) by market value is accounted for in the Statement of Operations.

Hedge accounting is applied to all of the interest rate-related derivative transactions.

(f) Currency-related Transactions

There is no currency-related derivative transaction whose valuated gain/(loss) by market value is accounted for in the Statement of Operations.

Certain currency swaps have been accounted for by using the accrual method of accounting based on “Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry”, which is widely used by Japanese commercial banks. The Contractual Amount etc. of such currency swaps accounted for on an accrual method is as follows:

	March 31, 2003 (In millions of yen)
Type	Contractual Amount	Market Value	Unrealized Gain/(Loss)
Currency Swaps	¥4,536,027	¥118,779	¥—

	March 31, 2003 (In millions of dollars)
Type	Contractual Amount	Market Value	Unrealized Gain/(Loss)
Currency Swaps	$37,737	$988	$—

(g) Equity-related Transactions

Not applicable

(h) Bond-related Transactions

Not applicable

(i) Commodity-related Transactions

Not applicable

(j) Credit Derivatives Transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2002 are as follows:

(a) Policy for Derivative Transactions

JBIC engages in derivatives transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b) Transactions

Derivatives transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks Involved in Derivatives Transactions

Derivatives transactions involve the following risks.

(i) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under a contract governing transactions due to bankruptcy or deteriorating business.

(ii) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies of Risk Management for Derivatives Transactions

(i) Credit Risk

JBIC consistently monitors the market value of its derivatives transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transactions with each counterparty.

(ii) Market Risk

JBIC uses derivatives transactions solely for the purpose of hedging. Therefore, the market risk on derivatives transactions and that on hedged (lending or funding) transactions basically offsets.

Credit Risk Amounts of Derivatives, etc.	(In 100 millions of yen)
March 31, 2002	Contract Amount/Notional Amount	Credit Risk
Interest Rate Swaps	¥17,629	¥899
Currency Swaps	50,909	4,329
Forward Exchange Contracts	10	0
Other Derivatives	—	—
Credit Risk Reductions through Netting	—	(3,028)

Total	¥68,549	¥2,200

(Note)	Credit Risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e) Interest Rate-related Transactions

There is no interest rate-related derivative transaction whose valuated gain/(loss) by market value is accounted for in the Statement of Operations.

Hedge accounting is applied to all of the interest rate-related derivative transactions.

(f) Deferred Hedge Profits

JBIC recorded fair value of hedging instruments at the fiscal year ended March 31, 2001 as deferred hedge profits under Miscellaneous liabilities. From the fiscal year ended March 31, 2002, it records the net amount of fair value of hedging instruments at March 31, 2002 and realized profits and losses arising on hedging instruments as deferred hedge profits under Miscellaneous liabilities.

As a result of this, deferred hedge profits decreased by 14,240 million yen, and net income increased by the same amount.

(g) Currency-related Transactions

There is no currency-related derivative transaction whose valuated gain/(loss) by market value is accounted for in the Statement of Operations.

Certain currency swaps have been accounted for by using the accrual method of accounting based on the “Tenporary Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry”, which is widely used by Japanese commercial banks. The Contractual Amount etc. of such currency swaps accounted for on an accrual method is as follows:

	March 31, 2002 (In millions of yen)
Type	Contractual Amount	Market Value	Unrealized Gain/(Loss)
Currency Swaps	¥5,071,727	¥(377,490)	¥—

(h) Equity-related Transactions

Not applicable

(i) Bond-related Transactions

Not applicable

(j) Commodity-related Transactions

Not applicable

(k) Credit Derivatives Transactions

Not applicable

20. Market Value of Securities

Notes to market value of securities as of March 31, 2003 are as follows:

The followings includes “Securities” and negotiable due from banks in “Cash and due from banks”

(a) Trading Securities

Not applicable

(b) Held-to-maturities Debt Securities

Not applicable

(c) Available-for-sale Securities with market value

Not applicable

(d) Held-to-maturities Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

Not applicable

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market value is not readily determinable are as follows:

	March 31,2003 (In millions of yen)	March 31, 2003 (In millions of dollars)
Held-to-maturity Debt Securities	¥—	$—
Unlisted Foreign Securities	—	—
Available-for-sale Securities	122,912	1,023
Unlisted Japanese Equities other than Over-the-counter	119,084	991
Unlisted Foreign Equities	3,184	27
Unlisted Japanese Local Government Bonds	—	—
Unlisted Japanese Corporate Bonds	—	—
Unlisted Foreign bonds	—	—
Other Japanese securities	—	—
Other unlisted foreign securities	642	5

Total	¥122,912	$1,023

(g) Change of Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with Maturity

Not applicable

(i) Money Held in Trust

Not applicable

(j) Net Unrealized Gain (Loss) on Available-for-sale Securities

Not applicable

Notes to market value of securities as of March 31, 2002 are as follows:

The followings includes “Securities” and negotiable due from banks in “Cash and Due from Banks”

(a) Trading Securities

Not applicable

(b) Held-to-maturities Debt Securities

Not applicable

(c) Available-for-sale Securities with market value

Not applicable

(d) Held-to-maturities Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

Not applicable

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market value is not readily determinable are as follows:

March 31,2002 (In millions of yen)
Held-to-maturity Debt Securities	¥—
Unlisted Foreign Securities	—
Available-for-sale Securities	124,273
Unlisted Japanese Equities other than Over-the-counter	119,134
Unlisted Foreign Equities	4,443
Unlisted Japanese Local Government Bonds	—
Unlisted Japanese Corporate Bonds	—
Unlisted Foreign bonds	—
Other Japanese securities	—
Other unlisted foreign securities	695

Total	¥124,273

(g) Change of Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with Maturity

Not applicable

(i) Money Held in Trust

Not applicable

(j) Net Unrealized Gain (Loss) on Available-for-sale Securities

Not applicable

ChuoAoyama Audit Corporation	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg. 32nd Floor
3-2-5, Kasumigaseki, Chiyoda-ku,
Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying non-consolidated International Financial Account balance sheets of Japan Bank for International Cooperation as of March 31, 2003 and 2002, and the related non-consolidated International Financial Account statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based in our audits.

We conducted our audits in accordance with auditing standards, procedures and practices generally accepted and applied in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of International Financial Account of Japan Bank for International Cooperation as of March 31, 2003 and 2002, and the non-consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles and practices generally accepted in Japan (see Note 1).

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying non-consolidated financial statements.

/s/ ChuoAoyama Audit Corporation
ChuoAoyama Audit Corporation
Tokyo, Japan
June 25, 2003

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of dollars
	March 31, 2003	March 31, 2002	March 31, 2003
Assets
Cash and due from banks	¥228,527	¥403,110	$1,901
Securities	—	1,599	—
Loans	9,738,760	11,003,074	81,021
Miscellaneous assets	224,946	230,545	1,871
Premises and equipment	20,784	21,576	173
Deferred charges on bonds and notes	2,249	2,573	19
Customer’s liabilities for acceptances and guarantees	629,082	574,763	5,234
Allowance for possible loan losses	(127,151)	(191,142)	(1,058)
Allowance for possible investment losses	—	(1,119)	—

Total assets	¥10,717,200	¥12,044,980	$89,161

	In millions of yen	In millions of yen	In millions of dollars
	March 31, 2003	March 31, 2002	March 31, 2003
Liabilities and equity
Liabilities
Bonds and notes	¥1,564,084	¥1,562,696	$13,012
Borrowings	6,606,964	7,574,648	54,966
Miscellaneous liabilities	300,891	762,200	2,503
Allowance for employee bonuses	467	369	4
Allowance for employee retirement benefits	11,215	9,934	93
Acceptances and guarantees	629,082	574,763	5,234

Total liabilities	¥9,112,705	¥10,484,613	$75,813

Equity
Capital of the International Financial Account	¥985,500	¥985,500	$8,199
Reserve of the International Financial Account	608,336	564,230	5,061
Retained earnings at the end of the current year	10,658	10,636	88

Total equity	¥1,604,494	¥1,560,367	$13,348

Total liabilities and equity	¥10,717,200	¥12,044,980	$89,161

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of dollars
	Fiscal 2002	Fiscal 2001	Fiscal 2002
Income
Interest income	¥318,185	¥435,177	$2,647
Interest on loans	285,453	425,866	2,375
Interest income on reverse repurchase agreement	—	3	—
Interest on due from banks	3,636	9,307	30
Interest on swaps (net)	29,095	—	242
Fees and Commissions	5,327	5,681	44
Other operating income	—	1,308	—
Foreign exchange gains	—	1,308	—
Other ordinary income	129	99	1
Reversal of allowance for possible loan losses	57,410	4,614	478
Recovery of Written-off Claims	159	—	1
Profits on sales of premises and equipment	2	3	0

Total income	¥381,215	¥446,885	$3,171

Expenses
Interest expenses	¥232,381	¥305,301	$1,933
Interest on bonds and notes	71,141	81,279	592
Interest on borrowings	161,240	185,804	1,341
Interest on swaps (net)	—	38,217	—
Fees and Commissions	3,099	2,506	26
Other operating expenses	755	866	6
Foreign exchange losses	2	—	0
Amortization of bonds and notes issuance costs	567	574	5
Others	185	291	1
General and administrative expenses	17,169	16,378	143
Other ordinary expenses	351	568	3
Provision for allowance for possible investment losses	—	78	—
Write-off of loans	—	489	—
Write-off equities, securities, etc.	351	—	3
Losses on disposal of premises and equipment	36	39	0
ODA-loan related losses	39,188	—	326

Total expense	¥292,982	¥325,659	$2,437

Net income	¥88,232	¥121,225	$734

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of dollars
	Fiscal 2002	Fiscal 2001	Fiscal 2002
Cash flows from operating activities
Net income	¥88,232	¥121,225	$734
Depreciation and amortization	1,127	1,232	9
Increase (decrease) in allowance for possible loan losses	(63,991)	(5,855)	(532)
Increase (decrease) in allowance for possible investment losses	(1,119)	78	(9)
Increase (decrease) in allowance for employee bonuses	98	369	1
Increase (decrease) in allowance for employee retirement benefits	1,280	305	11
Interest income	(318,185)	(435,177)	(2,647)
Interest expenses	232,381	305,301	1,933
Net loss (gain) on securities	1,471	—	12
Foreign exchange loss (gain)	(12,226)	(10,466)	(102)
Net loss (gain) on sales of premises and equipment	34	35	0
Net decrease (increase) in loans	796,319	321,382	6,625
Net increase (decrease) in bonds and notes	51,465	71,522	428
Net increase (decrease) in borrowings	(967,684)	(456,952)	(8,051)
Net decrease (increase) in due from banks (excluding cash equivalents)	200,850	(76,372)	1,671
Net decrease (increase) in reverse repurchase agreement	—	105,418	—
Interest received	323,273	460,681	2,690
Interest paid	(256,309)	(353,806)	(2,132)
Others, net	7,726	(13,630)	64

Net cash provided by in operating activities	¥84,743	¥35,290	$705

Cash flows from investing activities
Expenditures on premises and equipment	¥(390)	¥(816)	$(3)
Proceeds from sales of premises and equipment	22	22	0

Net cash used in investing activities	¥(368)	¥(793)	$(3)

Cash flows from financing activities
Payment to National Treasury	¥(30,400)	¥(46,314)	$(253)

Net cash used in financing activities	¥(30,400)	¥(46,314)	$(253)

Effect of exchange rate changes on cash and cash equivalents	¥(0)	¥(0)	$(0)

Net increase (decrease) in cash and cash equivalents	¥53,975	¥(11,817)	$449

Cash and cash equivalents at the beginning of the fiscal year	¥4,821	¥16,639	$40

Cash and cash equivalents at the end of the fiscal year	¥58,796	¥4,821	$489

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2002	¥985,500	¥6,285,244	¥564,230	¥182,296	¥(179,183)	¥7,838,088

Transfer from net earnings accounted under the JBIC law to reserves			44,105	98,422	(142,528)	—

Payment to National Treasury					(44,105)	(44,105)

Issuance of capital from Government		219,100				219,100

Net income					(495,051)	(495,051)

Balance at March 31, 2003	¥985,500	¥6,504,344	¥608,336	¥280,719	¥(860,868)	¥7,518,031

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			30,246		(30,246)	—

Transfer from reserve of the Overseas Economic Cooperation Account				(260,051)	260,051	—

Payment to National Treasury					(30,246)	(30,246)

Total			¥30,246	(260,051)	¥199,559	¥(30,246)

Unappropriated Accumulated deficit					¥(661,309)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of dollars
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2002	$8,199	$52,290	$4,694	$1,516	$(1,491)	$65,208

Transfer from net earnings accounted under the JBIC law to reserves			367	819	(1,186)	—

Payment to National Treasury					(367)	(367)

Issuance of capital from Government		1,823				1,823

Net income					(4,118)	(4,118)

Balance at March 31, 2003	$8,199	$54,113	$5,061	$2,335	$(7,162)	$62,546

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			252		(252)	—

Transfer from reserve of the Overseas Economic Cooperation Account				(2,164)	2,164	—

Payment to National Treasury					(252)	(252)

Total			$252	(2,164)	$1,660	$(252)

Unappropriated Accumulated deficit					$(5,502)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Special Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2001	¥985,500	¥6,000,744	¥523,287	¥5,423	¥125,602	¥(302,367)	¥7,338,190

Transfer from net earnings accounted under the JBIC law to reserves			40,943	11	56,694	(97,648)	—

Payment to National Treasury				(5,435)		(40,944)	(46,379)

Issuance of capital from Government		284,500					284,500

Net income						261,776	261,776

Balance at March 31, 2002	¥985,500	¥6,285,244	¥564,230	—	¥182,296	¥(179,183)	¥7,838,088

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			44,105			(44,105)	—

Transfer from net earnings accounted under the JBIC law to reserve of the Overseas Economic Cooperation Account					98,422	(98,422)	—

Payment to National Treasury						(44,105)	(44,105)

Total			¥44,105		¥98,422	¥(186,633)	¥(44,105)

Unappropriated Accumulated deficit						¥(365,817)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

1. Basis of Presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position and results of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into International Financial Account and Overseas Economic Cooperation Account under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated in accordance with the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing the respective account for each. In separating accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts by using a certain allocation rate.

Consolidated financial statements are not prepared because JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million. Totals may not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥120.20=$1.00, the exchange rate as of March 31, 2003, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant Accounting Policies

(a) Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b) Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c) Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value.

(d) Hedge accounting

(i) Hedge accounting

JBIC applies the deferral method of hedge accounting.

(ii) Hedging instruments and hedged items

Hedging instrument: interest rate swaps

Hedged items: loans, bonds and notes

(iii) Hedging policy

To hedge interest rate risks, JBIC utilizes hedging instruments within the range of the hedged assets and liabilities.

(iv) Evaluation of hedge effectiveness

JBIC judges the effectiveness of the hedge by measuring and comparing the fluctuations of fair value or cumulative fluctuations of cash flows of hedging instruments and corresponding hedged items from the inception of the hedges to the judging point.

(e) Depreciation basis for fixed assets

(i) Premises and equipment

Premises and equipment are depreciated on the declining balance basis except for the buildings (excluding furniture and equipment) acquired on or after April 1, 1998, which are depreciated on the straight-line basis. The principal estimated useful lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii) Software

Software used by JBIC is amortized on the straight-line basis over its useful life (5 years).

(f) Method of amortization for deferred charges

“Discounts on Bonds and Notes” are amortized over terms of redemption, and “Bonds and Notes Issuance Costs” are amortized over 3 years, on the straight-line basis in accordance with the Commercial Code of Japan.

(g) Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

JBIC had adopted the “Temporary Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry” (JICPA Industry Audit Committee Report No.20). Since the current fiscal year, however, JBIC have adopted the “Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry” (JICPA Industry Audit Committee Report No.25). Foreign currency differences arising from futures currency transactions are recognized on the balance sheets on a net basis.

In accordance with the transitional applications described in JICPA Industry Audit Committee Report No.25, regarding foreign exchange swaps relating to lending and funding transactions, nominal amounts of money lent and nominal amounts of money funded are translated into yen using the exchange rates in effect at the fiscal year end and stated in the balance sheets on a net basis. Premiums or discounts reflecting interest rate differences between the two currencies are charged to or credited to the Statement of Operations on an accrual basis over the period from the spot transaction’s settlement date to the forward transaction’s settlement date, and stated as accrued income under Miscellaneous assets or accrued expenses under Miscellaneous liabilities on the balance sheets.

Such foreign exchange swaps relating to lending and funding transactions are swap transactions that are entered into for the purpose of loans which are sourced from funding in different currencies, where (1) the nominal amounts of funding or loans which are equal to the amounts of foreign exchange purchased or sold as spot transactions and (2) the amounts of future payment or proceed from loans or funding respectively, with the contractual interest payment or receipt denominated in foreign currency, are equal to the amounts of foreign exchange forward transaction sold or purchased.

With regard to flat currency swap transactions (including currency swap transactions for which the spot-forward is flat for each interest payment period) that are entered into for the purpose of loans which are sourced from funding in different currencies, where (1) the nominal amounts payable/receivable at the maturity date are equal to the nominal amounts receivable/payable at the contract date and where (2) the swap rate applied to the principal portion and the interest portion are rational, in accordance with the transitional applications described in JICPA Industry Audit Committee Report No.25, nominal amounts of money lent and nominal amounts of money funded are translated into yen using the exchange rates in effect at the fiscal year end and stated in the balance sheets on a net basis. An amount equivalent to the interest swapped are charged to or credited to the statements of operations on an accrual basis over the subject period, and stated as accrued income under Miscellaneous assets or accrued expenses under Miscellaneous liabilities on the balance sheets.

(h) Allowance for possible loan losses

JBIC provided “Allowance for possible loan losses” as follows:

The allowance for claims on debtors who are legally bankrupt (“Bankrupt Borrowers”) or substantially bankrupt (“Substantially Bankrupt Borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially Bankrupt Borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than the above (Bankrupt Borrowers, Substantially Bankrupt Borrowers and Potentially Bankrupt Borrowers) is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount considering the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(i) Allowance for possible investment losses

“Allowance for possible investment losses” is provided based on the estimated losses on non-marketable debt securities.

(j) Allowance for employee bonuses

“Allowance for employee bonuses” is set aside to pay employee bonuses with respect to the portion of estimated bonus payments to employees that correspond to the current period. Allowance for bonuses to executive directors included in as of March 31, 2002, are not included in as of March 31, 2003.

(k) Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement to employees, and is recorded as the amount accrued at the fiscal year end, based on the projected benefit obligations, and the estimated pension plan asset amount at the fiscal year end. The method of accounting for prior service cost and net actuarial gains/losses is as follows:

Prior service cost is charged to net income of the year.

Net Actuarial Gains/Losses are charged to net income of the year.

“Allowance for employee retirement benefits” includes allowance for retirement benefits to executive directors.

(l) Consumption tax

Consumption tax including local consumption tax is excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)

Cash and Due from Banks	¥228,527	¥403,110	$1,901
Due from Banks(*)	(169,731)	(398,288)	(1,412)

Cash and Cash quivalents	¥58,796	¥4,821	$489

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Equity	¥—	¥1,599	$—

	¥—	¥1,599	$—

5. Loans

All of Loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2003 and 2002 are as follows:

International Financial Account	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Bankrupt Loans	¥665	¥2,641	$5
Non-accrual Loans	147,029	310,446	1,223
Past Due Loans (3 Months or More)	92,620	39,044	771
Restructured Loans	372,451	172,754	3,099

	¥612,767	¥524,887	$5,098

(a)	“Bankrupt Loans”, which are placed non-accrual status, are loans to borrowers who have begun bankruptcy, composition, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan, or who have had their transactions with the promissory note clearinghouse suspended, or loans to borrowers who have begun similar proceedings under any foreign law. Those loans are categorized as loans to “Bankrupt Borrowers” under self-assessment of asset quality.

(b)	“Non-accrual Loans” are loans which are placed non-accrual status and are other than “Bankrupt Loans.” Those loans are categorized as loans to “Substantially Bankrupt Borrowers” or “Potentially Bankrupt Borrowers” under self-assessment of asset quality.

(c)	“Past due Loans (3 months or more)” are loans whose principal and/or interest is past due three months or more counted from the date following the scheduled payment date, and are other than “Bankrupt Loans” and “Non-accrual Loans.” Those loans are also categorized as loans to “Watch Borrowers” under self-assessment of asset quality.

(d)	“Restructured Loans” are loans whose contracts were amended in favor of obligors (e.g. reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate restructuring processes of the obligors in financial difficulties, and are other than “Bankrupt Loans”, “Non-accrual Loans”, and “Past due Loans (3 months or more)”. Those loans are also categorized as loans to “Watch Borrowers” under self-assessment of asset quality.

(e)	The amounts of Loans indicated above are the gross amounts prior to reduction of allowance for possible loan losses.

(f)	In the event that a debtor country which becomes temporarily difficult to pay and requests debt rescheduling with respect to external public debt (whose creditors are nations, Trade Insurance Institutions and Export Credit Institutions, etc.) because of the unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed, and temporary liquidity assistance is made according to the agreements. Since the debtor carries out Economic Restructuring Program which was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt, those loans are excluded, in principle, from the above amounts. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
International Financial Account	¥363,922	¥430,269	$3,028

The Government of Japan has provided debt relief under TDB (the Trade and Development Board) scheme in the form of grant aid for eligible ODA loan recipients in exchange for repayments of ODA loans based on the resolution of TDB of the UNCTAD in 1978. Therefore, JBIC’s ODA Loans to eligible TDB countries had been substantially secured by matching grant aid for debt relief provided by the Government of Japan in the amount equivalent to repayment amount of principal and interest owed by such eligible TDB countries.

On the other hand, public creditors agreed to support the countries, which were regarded as Heavily Indebted Poor Countries (“HIPCs”) by the World Bank and the IMF and also were identified as the “HIPCs Initiative” and “Enhanced HIPCs Initiative”, which was qualified and agreed to reduce a part of the debt of HIPCs after the establishment of economic reform programs by the international financial institutions (IMF, World Bank, etc.) in Lyon Summit in June, 1996 and in Cologne Summit in June, 1999 respectively. After the debtor countries agreed to the economic reform programs, the Paris Club creditors agreed to the application of the (Enhanced) HIPCs Initiative. JBIC’s ODA Loans to the HIPCs Initiative countries are substantially secured by matching grant aid for debt relief provided by the Government of Japan to the HIPCs, because, as to debt reduction of ODA Loans to HIPCs, Japanese government announced, in “Statements by Chief Cabinet Secretary on Japan’s proposal for the Debt Initiative for the Heavily Indebted Poor Countries” dated April 28,1999, expansion of bilateral grant aid for debt relief to the HIPCs.

However, the above-mentioned grant aid for debt relief under TDB and HIPCs scheme was replaced by a waiver of loans provided by JBIC in accordance with the “Changes in Debt Relief Method” announced by the Government of Japan on December 10, 2002. JBIC thus has written off all amounts of corresponding ODA loans to eligible TDB countries except for scheduled repayments within the fiscal year 2002 which is covered by TDB scheme and all amounts of corresponding ODA loans to the Enhanced HIPCs Initiative countries. JBIC has also provided 100% allowance for corresponding ODA loans to the HIPCs Initiative countries which are not determined to be applied by the Enhanced HIPCs Initiative.

(g)	As JBIC’s debtors need mostly long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC is committed to lend necessary funds up to the predetermined amount, which shall be within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2003 and 2002 are ¥1,685,551 million ($14,023 million) and ¥2,072,688 million respectively.

(h)	With respect to the claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt Borrowers and Substantially Bankrupt Borrowers”), the remaining booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees was written-off against the respective claims. The amount of the accumulated write-offs as of March 31, 2003 and 2002 are ¥7,765 million ($65 million) and ¥4,540million respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2003 are as follows:

(a) Accrued income	“Accrued income” includes ¥137,824 million ($1,147 million) of accrued interest on loans and ¥15,011 million ($125 million) of accrued interest on swaps and others.

(b) Other assets

“Other assets” includes ¥607 million ($5 million) of other accounts receivable.

A part of the net earnings on the General Account of the International Financial Account is paid to the National Treasury, pursuant to Article 44 of the JBIC Law.

Preliminary payment to the National Treasury, made on a best estimation basis for the year ended March 31, 2003 amounted to ¥10,971 million ($91 million) and accounted for under Miscellaneous assets on the balance sheets (See Note 16).

Miscellaneous assets as of March 31, 2002 are as follows:

(a) Accrued income	“Accrued income” includes ¥145,765 million of accrued interest on loans and ¥12,105 million of accrued interest on swaps and others.

(b) Other assets

“Other assets” includes ¥32 million of suspense payments and others.

A part of the net earnings on the General Account of the International Financial Account is paid to the National Treasury, pursuant to Article 44 of the JBIC Law.

Preliminary payment to the National Treasury, made on a best estimation basis for the year ended March 31, 2002 amounted to ¥24,677 million and accounted for under Miscellaneous assets on the balance sheets (See Note 16).

7. Premises and equipment

Premises and equipment as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Tangible Fixed Assets
Land	¥9,618	¥9,557	$80
Buildings	19,202	19,155	160
Equipment	3,992	4,052	33
Construction in Progress	146	141	1

Total	¥32,961	¥32,906	$274
Less - Accumulated Depreciation	12,773	12,018	106

Net Book Value	¥20,187	¥20,887	$168

Intangible Fixed Assets
Software	¥670	¥632	$6
Guarantee deposit	163	164	1
Others	66	66	0

Total	¥901	¥863	$7
Less - Accumulated Depreciation	293	161	2

Net Book Value	¥607	¥701	$5

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Deferred discount on bonds and notes	¥1,284	¥1,850	$11
Deferred bonds and notes issuance costs	965	722	8

	¥2,249	¥2,573	$19

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
General Allowance for Possible Loan Losses	¥63,426	¥74,140	$528
Specific Allowance for Possible Loan Losses	60,212	108,523	501
Allowance for Possible Losses on Specific Overseas Loans	3,512	8,478	29

	¥127,151	¥191,142	$1,058

10. Bonds and notes

Bonds and notes as of March 31, 2003 and 2002 are as follows:

Description of Bonds and notes	Issue date	Currency and Amounts March 31, 2003 (In millions)	Interest Rate(%)	Maturity date	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March31,2003 (In millions of dollars)
Export-Import Bank of Japan Bonds guaranteed by Japan 27-30, 32, 33, 35-37, 39, 40, 42, 44-46	May 1993- June 1999	JPY 165,000 USD 2,600 EUR 2,235 GBP 400	2.875~ 8.250, LIBOR -0.0625	July 2003 - June 2008	¥843,484	¥1,062,946	$7,017
Japan Bank for International Cooperation Bonds guaranteed by Japan 1-4	November 1999- March 2003	JPY 60,000 USD 3,000	0.350~ 7.125, LIBOR +0.0625	June 2005 - November 2009	420,600	399,750	3,499
FILP Agency Bonds 1-6 (*)	October 2001 - September 2002	JPY 300,000	0.350~ 1.520	September 2006- September 2012	300,000	100,000	2,496

					¥1,564,084	¥1,562,696	$13,012

(*)	Non-government guaranteed bonds issued in domestic market.

Bonds and notes with redemption of 5 years or less are shown in the following table.

Fiscal 2003	¥329,943	million	$2,745	million
2004	145,945		1,214
2005	276,360		2,299
2006	295,980		2,462
2007	206,069		1,714

11. Borrowings

Borrowings as of March 31, 2003 and 2002 are as follows:

	Average interest rate	Due date of repayment	March 31, 2003	March 31, 2002	March 31, 2003
			(In millions of yen)	(In millions of yen)	(In millions of dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	2.05	May 2003 – March 2012	¥6,426,646	¥7,346,148	$53,466
Borrowing from the Government Post Office Life Insurance Special Account	2.54		180,318	228,500	1,500

			¥6,606,964	¥7,574,648	$54,966

Long-term borrowings with maturities within 5 years outstanding as of March 31, 2003 are as follows:

Fiscal 2003	¥868,446 million	$7,225 million
2004	767,842	6,388
2005	740,807	6,163
2006	774,172	6,441
2007	1,115,484	9,280

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2003 are as follows:

(a) Accrued expenses	“Accrued expenses” includes ¥34,941million ($291million) of accrued interest on borrowings and ¥26,298 million ($219million) of accrued interest on bonds and notes and others.

(b) Other liabilities

“Other liabilities” includes ¥178,104 million ($1,482million) of deferred foreign exchange and ¥3,648 million ($30million) of suspense receipts and others.

“Deferred hedged gains” is net realized or unrealized gains from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥273,907 million ($2,279 million) and ¥258,536 million ($2,151 million) as of March 31, 2003, respectively.

Miscellaneous liabilities as of March 31, 2002 are as follows:

(a) Accrued expenses	“Accrued expenses” includes ¥47,241 million of accrued interest on borrowings and ¥34,829 million of accrued interest on bonds and notes and others.

(b) Deferred Income	“Deferred income” includes ¥3,289 million of unearned interest on bonds and notes and others.

(c) Other liabilities

“Other liabilities” includes ¥636,295 million of deferred foreign exchange and ¥1,598 million of suspense receipts and others.

“Deferred hedged gains” is net realized or unrealized gains from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥377,303 million and ¥346,221 million as of March 31, 2002, respectively.

13. Employee Retirement Benefits

JBIC has defined benefit pension plans which consist of welfare pension fund plan and lump-sum severance indemnity plan.

(a) The Funded Status of the Pension Plans

Disposition		March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)

Projected Benefit Obligation	(A)	¥(13,847)	¥(12,765)	$(115)
Fair Value of Plan Assets	(B)	2,631	2,830	22
Unfunded Pension Obligation	(C)=(A)+(B)	(11,215)	(9,934)	(93)
Unrecognized Net Obligation at Transition	(D)	—	—	—
Unrecognized Net Actuarial Gains/Losses	(E)	—	—	—
Unrecognized Prior Service Cost	(F)	—	—	—
Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(11,215)	(9,934)	(93)
Prepaid Pension Cost	(H)	—	—	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(11,215)	¥(9,934)	$(93)

(Note) The above Projected Benefit Obligations include a portion in which the pension fund acts for the government welfare program.

(b) Component of Pension Cost

Disposition	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)

Service Cost	¥586	¥694	$5
Interest Cost	316	310	3
Expected Return on Plan Assets	(42)	(114)	(0)
Amortization of Prior Service Cost	(186)	—	(2)
Amortization of Net Actuarial Gains/Losses	1,346	313	11
Amortization of Net Obligation at Transition	—	—	—
Other Costs	—	—	—

Net Pension Cost	¥2,020	¥1,203	$17

(c) Principal Assumptions Used

	March 31, 2003	March 31, 2002
Discount Rate	2.0%	2.5%
Expected Rate of Return on Plan Assets	1.5%	4.0%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis

Amortization Period of Prior Service Costs	Prior service cost is charged to net income of the year	—

Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to net income of the year	Gains/losses are charged to net income of the year
Amortization Period of Net Obligation at Transition	—	—

14.Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)

Acceptances	¥—	¥—	$—
Guarantees	629,082	574,763	5,234

	¥629,082	¥574,763	$5,234

15. Assets Pledged as Collateral

There were no assets pledged as collateral as of March 31, 2003 and 2002.

16. ODA-loan related losses

The Government of Japan has provided debt relief under TDB (the Trade and Development Board) scheme in the form of grant aid for eligible ODA loan recipients in exchange for repayments of ODA loans based on the resolution of TDB of the UNCTAD in 1978. Therefore, JBIC’s ODA Loans to eligible TDB countries had been substantially secured by matching grant aid for debt relief provided by the Government of Japan in the amount equivalent to repayment amount of principal and interest owed by such eligible TDB countries.

On the other hand, public creditors agreed to support the countries, which were regarded as Heavily Indebted Poor Countries (“HIPCs”) by the World Bank and the IMF and also were identified as the “HIPCs Initiative” and “Enhanced HIPCs Initiative”, which was qualified and agreed to reduce a part of the debt of HIPCs after the establishment of economic reform programs by the international financial institutions (IMF, World Bank, etc.) in Lyon Summit in June, 1996 and in Cologne Summit in June, 1999 respectively. After the debtor countries agreed to the economic reform programs, the Paris Club creditors agreed to the application of the (Enhanced) HIPCs Initiative. JBIC’s ODA Loans to the HIPCs Initiative countries are substantially secured by matching grant aid for debt relief provided by the Government of Japan to the HIPCs, because, as to debt reduction of ODA Loans to HIPCs, Japanese government announced, in “Statements by Chief Cabinet Secretary on Japan’s proposal for the Debt Initiative for the Heavily Indebted Poor Countries” dated April 28,1999, expansion of bilateral grant aid for debt relief to the HIPCs.

However, the above-mentioned grant aid for debt relief under TDB and HIPCs scheme was replaced by a waiver of loans provided by JBIC in accordance with the “Changes in Debt Relief Method” announced by the Government of Japan on December 10, 2002. JBIC thus has written off all amounts of corresponding ODA loans to eligible TDB countries except for scheduled repayments within the fiscal year 2002 which is covered by TDB scheme and all amounts of corresponding ODA loans to the Enhanced HIPCs Initiative countries. JBIC has also provided 100% allowance for corresponding ODA loans to the HIPCs Initiative countries which are not determined to be applied by the Enhanced HIPCs Initiative. Those losses are reflected in the extraordinary losses (“ODA-loan related losses”).

17. Retained Earnings

A part of net earnings on the International Financial Account is paid to the National Treasury pursuant to Article 44 of the JBIC Law. The payment to the National Treasury is accounted for the appropriation of net earnings.

Another part of the net earnings on the International Financial Account is appropriated for reserve of the International Financial Account, pursuant to Article 44 of the JBIC Law, the related law and the related cabinet order.

18. Leased Transactions

Leased transactions in the fiscal year ended March 31, 2003 are as follows:

(a) Finance lease transactions, excluding leases where the ownership of the property is deemed to be transferred to the lessee.

Not applicable

(b) Operating lease transactions:

•	Future Lease Payment Obligations

	Within 1 year	More than 1 year	Total
(In millions of yen)	¥5	¥1	¥7
(In millions of dollars)	$0	$0	$0

Leased transactions in the fiscal year ended March 31, 2002 are as follows:

(a) Finance lease transactions, excluding leases where the ownership of the property is deemed to be transferred to the lessee.

Not applicable

(b) Operating lease transactions:

•	Future Lease Payment Obligations

	Within 1 year	More than 1 year	Total
(In millions of yen)	¥14	¥6	¥20

19. Derivative Transactions

Notes to derivative transactions in the fiscal year ended March 31, 2003 are as follows:

(a) Policy for Derivative Transactions

JBIC engages in derivatives transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b) Transactions

Derivatives transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks Involved in Derivatives Transactions

Derivatives transactions involve the following risks.

(i) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under a contract governing transactions due to bankruptcy or deteriorating business.

(ii) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies of Risk Management for Derivatives Transactions

(i) Credit Risk

JBIC consistently monitors the market value of its derivatives transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii) Market Risk

JBIC uses derivatives transactions solely for the purpose of hedging. Therefore, the market risk on derivatives transactions and that on hedged (lending or funding) transactions basically offsets.

Credit Risk Amounts of Derivatives, etc.	(In 100 millions of yen)		(In 100 millions of dollars)
March 31, 2003	Contract Amount/Notional Amount	Credit Risk	Contract Amount/Notional Amount	Credit Risk
Interest Rate Swaps	¥17,001	¥1,093	$141	$9
Currency Swaps	45,528	5,456	379	45
Forward Exchange Contracts	14	0	0	0
Other Derivatives	—	—	—	—
Credit Risk Reductions through Netting	—	(2,526)	—	(21)

Total	¥62,543	¥4,023	$520	$33

(Note)	Credit Risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e) Interest Rate-related Transactions

There is no interest rate-related derivative transaction whose valuated gain/(loss) by market value is accounted for in the Statement of Operations.

Hedge accounting is applied to all of the interest rate-related derivative transactions.

(f) Currency-related Transactions

There is no currency-related derivative transaction whose valuated gain/(loss) by market value is accounted for in the Statement of Operations.

Certain currency swaps have been accounted for by using the accrual method of accounting based on “Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry”, which is widely used by Japanese commercial banks. The Contractual Amount etc. of such currency swaps accounted for on an accrual method is as follows:

	March 31, 2003
	(In millions of yen)
Type	Contractual Amount	Market Value	Unrealized Gain/ (Loss)
Currency Swaps	¥4,536,027	¥118,779	¥—

	March 31, 2003
	(In millions of dollars)
Type	Contractual Amount	Market Value	Unrealized Gain/ (Loss)
Currency Swaps	$37,737	$988	$—

(g) Equity-related Transactions

Not applicable

(h) Bond-related Transactions

Not applicable

(i) Commodity-related Transactions

Not applicable

(j) Credit Derivatives Transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2002 are as follows:

(a) Policy for Derivative Transactions

JBIC engages in derivatives transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b) Transactions

Derivatives transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks Involved in Derivatives Transactions

Derivatives transactions involve the following risks.

(i) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under a contract governing transactions due to bankruptcy or deteriorating business.

(ii) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies of Risk Management for Derivatives Transactions

(i) Credit Risk

JBIC consistently monitors the market value of its derivatives transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transactions with each counterparty.

(ii) Market Risk

JBIC uses derivatives transactions solely for the purpose of hedging. Therefore, the market risk on derivatives transactions and that on hedged (lending or funding) transactions basically offsets.

Credit Risk Amounts of Derivatives, etc.	(In 100 millions of yen)
March 31, 2002	Contract Amount/Notional Amount	Credit Risk
Interest Rate Swaps	¥17,629	¥899
Currency Swaps	50,909	4,329
Forward Exchange Contracts	10	0
Other Derivatives	—	—
Credit Risk Reductions through Netting	—	(3,028)

Total	¥68,549	¥2,200

(Note)	Credit Risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e) Interest Rate-related Transactions

There is no interest rate-related derivative transaction whose valuated gain/(loss) by market value is accounted for in the Statement of Operations.

Hedge accounting is applied to all of the interest rate-related derivative transactions.

(f) Deferred Hedge Profits

JBIC recorded fair value of hedging instruments at the fiscal year ended March 31, 2001 as deferred hedge profits under Miscellaneous liabilities. From the fiscal year ended March 31, 2002, it records the net amount of fair value of hedging instruments at March 31, 2002 and realized profits and losses arising on hedging instruments as deferred hedge profits under Miscellaneous liabilities.

As a result of this, deferred hedge profits decreased by 14,240 million yen, and net income increased by the same amount.

(g) Currency-related Transactions

There is no currency-related derivative transactions whose valuated gain/(loss) by market value is accounted for in the Statement of Operations.

Certain currency swaps have been accounted for by using the accrual method of accounting based on the “Temporary Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transaction in the Banking Industry”, which is widely used by Japanese commercial banks. The Contractual Amount etc. of such currency swaps accounted for on an accrual method is as follows:

	March 31, 2002 (In millions of yen)
Type	Contractual Amount	Market Value	Unrealized Gain/(Loss)
Currency Swaps	¥5,071,727	¥(377,490)	¥—

(h) Equity-related Transactions

Not applicable

(i) Bond-related Transactions

Not applicable

(j) Commodity-related Transactions

Not applicable

(l) Credit Derivatives Transactions

Not applicable

20. Market Value of Securities

Notes to market value of securities as of March 31, 2003 are as follows:

The followings includes “Securities” and negotiable due from banks in “Cash and due from banks”

(a) Trading Securities

Not applicable

(b) Held-to-maturities Debt Securities

Not applicable

(c) Available-for-sale Securities with market value

Not applicable

(d) Held-to-maturities Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

Not applicable

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market value is not readily determinable

Not applicable

(g) Change of Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with Maturity

Not applicable

(i) Money Held in Trust

Not applicable

(j) Net Unrealized Gain (Loss) on Available-for-sale Securities

Not applicable

Notes to market value of securities as of March 31, 2002 are as follows:

The followings includes “Securities” and negotiable due from banks in “Cash and due from banks”

(a) Trading Securities

Not applicable

(b) Held-to-maturities Debt Securities

Not applicable

(c) Available-for-sale Securities with market value

Not applicable

(d) Held-to-maturities Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

Not applicable

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market value is not readily determinable are as follows:

March 31,2002 (In millions of yen)

¥
Held-to-maturity Debt Securities		—
Unlisted Foreign Securities		—
Available-for-sale Securities		1,599
Unlisted Japanese Equities other than Over-the-counter		—
Unlisted Foreign Equities		1,599
Unlisted Japanese Local Government Bonds		—
Unlisted Japanese Corporate Bonds		—
Unlisted Foreign bonds		—
Other Japanese securities		—
Other unlisted foreign securities		—

Total		¥1,599

(g) Change of Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with Maturity

Not applicable

(i) Money Held in Trust

Not applicable

(j) Net Unrealized Gain (Loss) on Available-for-sale Securities

Not applicable

ChuoAoyama Audit Corporation	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg. 32nd Floor
3-2-5, Kasumigaseki, Chiyoda-ku,
Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying non-consolidated Overseas Economic Cooperation Account balance sheets of Japan Bank for International Cooperation as of March 31, 2003 and 2002, and the related non-consolidated Overseas Economic Cooperation Account statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards, procedures and practices generally accepted and applied in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of Overseas Economic Cooperation Account of Japan Bank for International Cooperation as of March 31, 2003 and 2002, and the non-consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles and practices generally accepted in Japan (see Note 1).

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying non-consolidated financial statements.

/s/ ChuoAoyama Audit Corporation
ChuoAoyama Audit Corporation
Tokyo, Japan
June 25, 2003

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of dollars
	March 31, 2003	March 31, 2002	March 31, 2003
Assets
Cash and due from banks	¥59,756	¥49,823	$497
Securities	122,912	122,674	1,023
Loans	10,425,582	11,024,333	86,735
Miscellaneous assets	142,726	119,936	1,187
Premises and equipment	7,665	7,904	64
Deferred charges on bonds and notes	17	22	0
Allowance for possible loan losses	(181,011)	(296,684)	(1,506)

Total assets	¥10,577,649	¥11,028,009	$88,000

	In millions of yen	In millions of yen	In millions of dollars
	March 31, 2003	March 31, 2002	March 31, 2003
Liabilities and equity
Liabilities
Bonds and notes	¥25,000	¥25,000	$208
Borrowings	4,611,717	4,699,830	38,367
Miscellaneous liabilities	20,234	19,142	168
Allowance for employee bonuses	286	226	3
Allowance for employee retirement benefits	6,874	6,089	57

Total liabilities	¥4,664,112	¥4,750,288	$38,803

Equity
Capital of the Overseas Economic Cooperation Account	¥6,504,344	¥6,285,244	$54,113
Reserve of the Overseas Economic Cooperation Account	280,719	182,296	2,335
Accumulated deficit at the end of the current year	(871,526)	(189,819)	(7,251)

Total equity	¥5,913,536	¥6,277,721	$49,197

Total liabilities and equity	¥10,577,649	¥11,028,009	$88,000

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of dollars
	Fiscal 2002	Fiscal 2001	Fiscal 2002
Income
Interest income	¥250,598	¥273,183	$2,085
Interest on loans	247,935	270,407	2,063
Interest and dividend income on securities	2,659	2,761	22
Interest on due from banks	3	13	0
Fees and Commissions	606	688	5
Other operating income	—	91	—
Foreign exchange gains	—	91	—
Other ordinary income	71	281	0
Reversal of allowance for possible loan losses	130,405	34,316	1,085
Recovery of Written-off Claims	3,960	—	33
Reversal of allowance for possible investment losses	—	1,631	—
Profits on sales of premises and equipment	9	2	0

Total income	¥385,652	¥310,193	$3,208

Expenses
Interest expenses	¥140,122	¥157,389	$1,166
Interest on bonds and notes	740	740	6
Amortization of discounts on bonds and notes	5	5	0
Interest on borrowings	139,377	156,644	1,160
Fees and Commissions	1,882	1,536	16
Other operating expenses	192	1	2
Foreign exchange losses	190	—	2
Others	1	1	0
General and administrative expenses	10,256	9,758	85
Other ordinary expenses	49	931	0
Write-off of equities, securities, etc.	—	759	—
Others	49	171	0
Losses on disposal of premises and equipment	6	26	0
ODA-loan related losses	816,428	—	6,792

Total expense	¥968,936	¥169,643	$8,061

Net (loss) income	¥(583,284)	¥140,550	$(4,853)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of dollars
	Fiscal 2002	Fiscal 2001	Fiscal 2002
Cash flows from operating activities
Net (loss) income	¥(583,284)	¥140,550	$(4,853)
Depreciation and amortization	466	489	4
Increase (decrease) in allowance for possible loan losses	(115,673)	(34,316)	(962)
Increase (decrease) in allowance for possible investment losses	—	(1,721)	—
Increase (decrease) in allowance for employee bonuses	60	226	0
Increase (decrease) in allowance for employee retirement benefits	785	187	7
Interest income	(250,598)	(273,183)	(2,085)
Interest expenses	140,122	157,389	1,166
Net loss (gain) on securities	49	800	0
Foreign exchange loss (gain)	177	(105)	1
Net loss (gain) on sales of premises and equipment	(2)	24	(0)
Net decrease (increase) in loans	598,750	(306,921)	4,981
Net increase (decrease) in borrowings	(88,113)	(83,481)	(733)
Net decrease (increase) in due from banks (excluding cash equivalents)	46,311	18,041	385
Interest received	228,002	255,258	1,897
Interest paid	(140,074)	(157,267)	(1,165)
Others, net	688	45	6

Net cash used in operating activities	¥(162,333)	¥(283,985)	$(1,351)

Cash flows from investing activities
Purchases of securities	¥(474)	¥(1,240)	$(4)
Sales of securities	189	1,833	2
Expenditures on premises and equipment	(239)	(502)	(2)
Proceeds from sales of premises and equipment	15	19	0

Net cash (used in) provided by investing activities	¥(508)	¥109	$(4)

Cash flows from financing activities
Proceeds from issuance of capital from Government	¥219,100	¥284,500	$1,823

Net cash provided by financing activities	¥219,100	¥284,500	$1,823

Effect of exchange rate changes on cash and cash equivalents	¥(0)	0	$0

Net increase (decrease) in cash and cash equivalents	¥56,257	¥624	$468

Cash and cash equivalents at the beginning of the fiscal year	¥2,615	¥1,991	$22

Cash and cash equivalents at the end of the fiscal year	¥58,873	¥2,615	$490

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2002	¥985,500	¥6,285,244	¥564,230	¥182,296	¥(179,183)	¥7,838,088

Transfer from net earnings accounted under the JBIC law to reserves			44,105	98,422	(142,528)	—
Payment to National Treasury					(44,105)	(44,105)
Issuance of capital from Government		219,100				219,100
Net income					(495,051)	(495,051)

Balance at March 31, 2003	¥985,500	¥6,504,344	¥608,336	¥280,719	¥(860,868)	¥7,518,031

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			30,246		(30,246)	—
Transfer from reserve of the Overseas Economic Cooperation Account				(260,051)	260,051	—
Payment to National Treasury					(30,246)	(30,246)

Total			¥30,246	(260,051)	¥199,559	¥(30,246)

Unappropriated Accumulated deficit					¥(661,309)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of dollars
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2002	$8,199	$52,290	$4,694	$1,516	$(1,491)	$65,208

Transfer from net earnings accounted under the JBIC law to reserves			367	819	(1,186)	—
Payment to National Treasury					(367)	(367)
Issuance of capital from Government		1,823				1,823
Net income					(4,118)	(4,118)

Balance at March 31, 2003	$8,199	$54,113	$5,061	$2,335	$(7,162)	$62,546

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			252		(252)	—
Transfer from reserve of the Overseas Economic Cooperation Account				(2,164)	2,164	—
Payment to National Treasury					(252)	(252)

Total			$252	(2,164)	$1,660	$(252)

Unappropriated Accumulated deficit					$(5,502)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENT OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital of the International Financial Account	Capital of the Overseas Economic Cooperation Account	Reserve of the International Financial Account	Special Reserve of the International Financial Account	Reserve of the Overseas Economic Cooperation Account	Accumulated deficit at the end of the current year	Total Equity
Balance at March 31, 2001	¥985,500	¥6,000,744	¥523,287	¥5,423	¥125,602	¥(302,367)	¥7,338,190

Transfer from net earnings accounted under the JBIC law to reserves			40,943	11	56,694	(97,648)	—
Payment to National Treasury				(5,435)		(40,944)	(46,379)
Issuance of capital from Government		284,500					284,500
Net income						261,776	261,776

Balance at March 31, 2002	¥985,500	¥6,285,244	¥564,230	—	¥182,296	¥(179,183)	¥7,838,088

Appropriations:

Transfer from net earnings to reserve of the International Financial Account			44,105			(44,105)	—
Transfer from net earnings accounted under the JBIC law to reserve of the Overseas Economic Cooperation Account					98,422	(98,422)	—
Payment to National Treasury						(44,105)	(44,105)

Total			¥44,105		¥98,422	¥(186,633)	¥(44,105)

Unappropriated Accumulated deficit						¥(365,817)

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

1. Basis of Presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position and results of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into International Financial Account and Overseas Economic Cooperation Account under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated in accordance with the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing the respective account for each. In separating accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts by using a certain allocation rate.

Consolidated financial statements are not prepared because JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million. Totals may not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥120.20=$1.00, the exchange rate as of March 31, 2003, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant Accounting Policies

(a) Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b) Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c) Depreciation basis for fixed assets

(i) Premises and equipment

Premises and equipment are depreciated on the declining balance basis except for the buildings (excluding furniture and equipment) acquired on or after April 1, 1998, which are depreciated on the straight-line basis. The principal estimated useful lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii) Software

Software used by JBIC is amortized on the straight-line basis over its useful life (5 years).

(d) Method of amortization for deferred charges

“Discounts on Bonds and Notes” are amortized over terms of redemption.

(e) Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

JBIC had adopted the “Temporary Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry” (JICPA Industry Audit Committee Report No.20). Since the current fiscal year, however, JBIC have adopted the “Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry” (JICPA Industry Audit Committee Report No.25).

Foreign currency differences arising from futures currency transactions are recognized on the balance sheets on a net basis.

(f) Allowance for possible loan losses

JBIC provided “Allowance for possible loan losses” as follows:

The allowance for claims on debtors who are legally bankrupt (“Bankrupt Borrowers”) or substantially bankrupt (“Substantially Bankrupt Borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially Bankrupt Borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than the above (Bankrupt Borrowers, Substantially Bankrupt Borrowers and Potentially Bankrupt Borrowers) is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount considering the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(g) Allowance for employee bonuses

“Allowance for employee bonuses” is set aside to pay employee bonuses with respect to the portion of estimated bonus payments to employees that correspond to the current period. Allowance for bounuses to executive directors included in as of March 31, 2002, are not included in as of March 31, 2003.

(h) Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement to employees, and is recorded as the amount accrued at the fiscal year end, based on the projected benefit obligations, and the estimated pension plan asset amount at the fiscal year end. The method of accounting for prior service cost and net actuarial gains/losses is as follows:

Prior service cost is charged to net income of the year.

Net Actuarial Gains/Losses are charged to net income of the year.

“Allowance for employee retirement benefits” includes allowance for retirement benefits to executive directors.

(i) Consumption tax

Consumption tax including local consumption tax is excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2003 and 2002 are as follows:

	March 31, 2003	March 31, 2002	March 31, 2003
	(In millions of yen)	(In millions of yen)	(In millions of dollars)
Cash and Due from Banks	¥59,756	¥49,823	$497
Due from Banks (*)	(883)	(47,207)	(7)

Cash and Cash Equivalents	¥58,873	¥2,615	$490

(*) Excluding Due from Bank of Japan 4. Securities Securities as of March 31, 2003 and 2002 are as follows:
	March 31, 2003	March 31, 2002	March 31, 2003
	(In millions of yen)	(In millions of yen)	(In millions of dollars)
Equity	¥122,269	¥121,979	$1,017
Other Securities	642	695	5

	¥122,912	¥122,674	$1,022

5. Loans All of Loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2003 and 2002 are as follows:
	March 31, 2003	March 31, 2002	March 31, 2003
	(In millions of yen)	(In millions of yen)	(In millions of dollars)
Bankrupt Loans	¥—	¥—	$—
Non-accrual Loans	90,596	381,146	754
Past Due Loans (3 Months or More)	51,186	81,880	426
Restructured Loans	—	900	—

	¥141,783	¥463,928	$1,180

(a)	“Bankrupt Loans”, which are placed non-accrual status, are loans to borrowers who have begun bankruptcy, composition, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan, or who have had their transactions with the promissory note clearinghouse suspended, or loans to borrowers who have begun similar proceedings under any foreign law. Those loans are categorized as loans to “Bankrupt Borrowers” under self-assessment of asset quality.
(b)	“Non-accrual Loans” are loans which are placed non-accrual status and are other than “Bankrupt Loans.” Those loans are categorized as loans to “Substantially Bankrupt Borrowers” or “Potentially Bankrupt Borrowers” under self-assessment of asset quality.
(c)	“Past Due Loans (3 Months or More)” are loans whose principal and/or interest is past due three months or more counted from the date following the scheduled payment date, and are other than “Bankrupt Loans” and “Non-accrual Loans.” Those loans are also categorized as loans to “Watch Borrowers” under self-assessment of asset quality.
(d)	“Restructured Loans” are loans whose contracts were amended in favor of obligors (e.g. reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate restructuring processes of the obligors in financial difficulties, and are other than “Bankrupt Loans”, “Non-accrual Loans”, and “Past Due Loans (3 Months or More)”. Those loans are also categorized as loans to “Watch Borrowers” under self-assessment of asset quality.

(e)	The amounts of Loans indicated above are the gross amounts prior to reduction of allowance for possible loan losses.
(f)	In the event that a debtor country which becomes temporarily difficult to pay and requests debt rescheduling with respect to external public debt (whose creditors are nations, Trade Insurance Institutions and Export Credit Institutions, etc.) because of the unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed, and temporary liquidity assistance is made according to the agreements. Since the debtor carries out Economic Restructuring Program which was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt, those loans are excluded, in principle, from the above amounts. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2003	March 31, 2002	March 31, 2003
	(In millions of yen)	(In millions of yen)	(In millions of dollars)
Overseas Economic Cooperation Account	¥1,203,975	¥1,265,900	$10,016

The Government of Japan has provided debt relief under TDB (the Trade and Development Board) scheme in the form of grant aid for eligible ODA loan recipients in exchange for repayments of ODA loans based on the resolution of TDB of the UNCTAD in 1978. Therefore, JBIC’s ODA Loans to eligible TDB countries had been substantially secured by matching grant aid for debt relief provided by the Government of Japan in the amount equivalent to repayment amount of principal and interest owed by such eligible TDB countries.

On the other hand, public creditors agreed to support the countries, which were regarded as Heavily Indebted Poor Countries (“HIPCs”) by the World Bank and the IMF and also were identified as the “HIPCs Initiative” and “Enhanced HIPCs Initiative”, which was qualified and agreed to reduce a part of the debt of HIPCs after the establishment of economic reform programs by the international financial institutions (IMF, World Bank, etc.) in Lyon Summit in June, 1996 and in Cologne Summit in June, 1999 respectively. After the debtor countries agreed to the economic reform programs, the Paris Club creditors agreed to the application of the (Enhanced) HIPCs Initiative. JBIC’s ODA Loans to the HIPCs Initiative countries are substantially secured by matching grant aid for debt relief provided by the Government of Japan to the HIPCs, because, as to debt reduction of ODA Loans to HIPCs, Japanese government announced, in “Statements by Chief Cabinet Secretary on Japan’s proposal for the Debt Initiative for the Heavily Indebted Poor Countries” dated April 28,1999, expansion of bilateral grant aid for debt relief to the HIPCs.

However, the above-mentioned grant aid for debt relief under TDB and HIPCs scheme was replaced by a waiver of loans provided by JBIC in accordance with the “Changes in Debt Relief Method” announced by the Government of Japan on December 10, 2002. JBIC thus has written off all amounts of corresponding ODA loans to eligible TDB countries except for scheduled repayments within the fiscal year 2002 which is covered by TDB scheme and all amounts of corresponding ODA loans to the Enhanced HIPCs Initiative countries. JBIC has also provided 100% allowance for corresponding ODA loans to the HIPCs Initiative countries which are not determined to be applied by the Enhanced HIPCs Initiative.

(g)	As JBIC’s debtors need mostly long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC is committed to lend necessary funds up to the predetermined amount, which shall be within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2003 and 2002 are ¥4,221,727 million ($35,123 million) and ¥4,424,721 million respectively.
(h)	With respect to the claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt Borrowers and Substantially Bankrupt Borrowers”), the remaining booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees was written-off against the respective claims. The amount of the accumulated write-offs as of March 31, 2003 and 2002 are ¥105 million ($1 million) and ¥105 million respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2003 are as follows:

(a) Accrued income	“Accrued income” includes ¥140,769 million($1,171 million) of accrued interest on loans and others.

(b) Other assets	“Other assets” includes ¥148 million($1 million) of suspense payments and others.

Miscellaneous assets as of March 31, 2002 are as follows:

(a) Accrued income	“Accrued income” includes ¥118,201 million of accrued interest on loans and others.

(b) Other assets	“Other assets” includes ¥10 million of suspense payments and others.

7. Premises and equipment

Premises and equipment as of March 31, 2003 and 2002 are as follows:

	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)

Tangible Fixed Assets
Land	¥3,054	¥3,016		$25
Buildings	7,032	6,933		59
Equipment	1,241	1,275		10
Construction in Progress	90	86		1

Total	¥11,418	¥11,312		$95
Less - Accumulated Depreciation	4,353	4,060		36

Net Book Value	¥7,065	¥7,252		$59

Intangible Fixed Assets			$
Software	¥411	¥387		$3
Guarantee deposit	334	331		3

Total	¥745	¥718		$6
Less - Accumulated Depreciation	145	66		1

Net Book Value	¥599	¥652		$5

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2003 and 2002 are as follows:

	March 31, 2003	March 31, 2002	March 31, 2003
	(In millions of yen)	(In millions of yen)	(In millions of dollars)
Deferred discount on bonds and notes	¥17	¥22	$0

	¥17	¥22	$0

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2003 and 2002 are as follows:

	March 31, 2003	March 31, 2002	March 31, 2003
	(In millions of yen)	(In millions of yen)	(In millions of dollars)
General Allowance for Possible Loan Losses	¥108,878	¥238,865	$906
Specific Allowance for Possible Loan Losses	72,133	57,819	600
Allowance for Possible Losses on Specific	—	—	—
Overseas Loans

	¥181,011	¥296,684	$1,506

10. Bonds and notes

Bonds and notes as of March 31, 2003 and 2002 are as follows:

Description of Bonds and notes	Issue date	Currency and Amounts March 31, 2003 (In millions)		Interest Rate(%)	Maturity date	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2002 (In millions of dollars)
		JPY	25,000			¥25,000	¥25,000	$208
Overseas Economic Cooperation Fund Bonds guaranteed by Japan 8,9	December 1995- November 1996			2.9~3.0	December 2005- November 2006

						¥25,000	¥25,000	$208

Bonds and notes with redemption of 5 years or less are shown in the following table.

Fiscal 2003	¥—	million	$—	million
2004	—		—
2005	15,000		125
2006	10,000		83
2007	—		—

11. Borrowings

Borrowings as of March 31, 2003 and 2002 are as follows:

	Average interest rate(%)	Due date of repayment	March 31, 2003 ( In millions of yen)	March 31, 2002 ( In millions of yen)	March 31, 2003 (In millions of dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	2.76	September 2003- December 2017	¥4,507,637	¥4,571,520	$37,501

Borrowing from the Government Post Office Life Insurance Special Account	2.42		104,080	128,310	866

			¥4,611,717	¥4,699,830	$38,367

Long-term borrowings with maturities within 5 years outstanding as of March 31, 2003 are as follows:

Fiscal 2003	¥540,310 million	$4,495 million
2004	534,348	4,445
2005	524,038	4,360
2006	492,387	4,096
2007	433,953	3,610

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2003 are as follows:

(a) Accrued expenses	“Accrued expenses” includes ¥17,634million ($147 million) of accrued interest on borrowings and ¥22 million ($0 million) of accrued interest on bonds and notes and others.

(b) Other liabilities	“Other liabilities” includes ¥2,299million ($19 million) of suspense receipts and others.

Miscellaneous liabilities as of March 31, 2002 are as follows:

(a) Accrued expenses	“Accrued expenses” includes ¥17,591 million of accrued interest on borrowings and ¥22 million of accrued interest on bonds and notes and others.

(b) Other liabilities	“Other liabilities” includes ¥1,341 million of suspense receipts and others.

13. Employee Retirement Benefits

JBIC has defined benefit pension plans which consist of welfare pension fund plan and lump-sum severance indemnity plan.

(a) The Funded Status of the Pension Plans

Disposition		March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars
Projected Benefit Obligation	(A)	¥(8,487)	¥(7,824)	$(71)
Fair Value of Plan Assets	(B)	1,613	1,735	14
Unfunded Pension Obligation	(C)=(A)+(B)	(6,874)	(6,089)	(57)
Unrecognized Net Obligation at Transition	(D)	—	—	—
Unrecognized Net Actuarial Gains/Losses	(E)	—	—	—
Unrecognized Prior Service Cost	(F)	—	—	—
Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(6,874)	(6,089)	(57)
Prepaid Pension Cost	(H)	—	—	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(6,874)	¥(6,089)	$(57)

(Note) The above Projected Benefit Obligations include a portion in which the pension fund acts for the government welfare program.

(b) Component of Pension Cost

Disposition	March 31, 2003 (In millions of yen)	March 31, 2002 (In millions of yen)	March 31, 2003 (In millions of dollars)
Service Cost	¥359	¥425	$3
Interest Cost	193	190	1
Expected Return on Plan Assets	(26)	(70)	(0)
Amortization of Prior Service Cost	(114)	—	(1)
Amortization of Net Actuarial Gains/Losses	825	192	7
Amortization of Net Obligation at Transition	—	—	—
Other Costs	—	—	—

Net Pension Cost	¥1,238	¥737	$10

(c) Principal Assumptions Used

	March 31, 2003	March 31, 2002
Discount Rate	2.0%	2.5%
Expected Rate of Return on Plan Assets	1.5%	4.0%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis
Amortization Period of Prior Service Costs	Prior service cost is charged to net income of the year	—
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to net income of the year	Gains/losses are charged to net income of the year
Amortization Period of Net Obligation at Transition	—	—

14. Assets Pledged as Collateral

There were no assets pledged as collateral as of March 31, 2003 and 2002.

15. ODA-loan related losses

The Government of Japan has provided debt relief under TDB (the Trade and Development Board) scheme in the form of grant aid for eligible ODA loan recipients in exchange for repayments of ODA loans based on the resolution of TDB of the UNCTAD in 1978. Therefore, JBIC’s ODA Loans to eligible TDB countries had been substantially secured by matching grant aid for debt relief provided by the Government of Japan in the amount equivalent to repayment amount of principal and interest owed by such eligible TDB countries.

On the other hand, public creditors agreed to support the countries, which were regarded as Heavily Indebted Poor Countries (“HIPCs”) by the World Bank and the IMF and also were identified as the “HIPCs Initiative” and “Enhanced HIPCs Initiative”, which was qualified and agreed to reduce a part of the debt of HIPCs after the establishment of economic reform programs by the international financial institutions (IMF, World Bank, etc.) in Lyon Summit in June, 1996 and in Cologne Summit in June, 1999 respectively. After the debtor countries agreed to the economic reform programs, the Paris Club creditors agreed to the application of the (Enhanced) HIPCs Initiative. JBIC’s ODA Loans to the HIPCs Initiative countries are substantially secured by matching grant aid for debt relief provided by the Government of Japan to the HIPCs, because, as to debt reduction of ODA Loans to HIPCs, Japanese government announced, in “Statements by Chief Cabinet Secretary on Japan’s proposal for the Debt Initiative for the Heavily Indebted Poor Countries” dated April 28,1999, expansion of bilateral grant aid for debt relief to the HIPCs.

However, the above-mentioned grant aid for debt relief under TDB and HIPCs scheme was replaced by a waiver of loans provided by JBIC in accordance with the “Changes in Debt Relief Method” announced by the Government of Japan on December 10, 2002. JBIC thus has written off all amounts of corresponding ODA loans to eligible TDB countries except for scheduled repayments within the fiscal year 2002 which is covered by TDB scheme and all amounts of corresponding ODA loans to the Enhanced HIPCs Initiative countries. JBIC has also provided 100% allowance for corresponding ODA loans to the HIPCs Initiative countries which are not determined to be applied by the Enhanced HIPCs Initiative. Those losses are reflected in the extraordinary losses (“ODA-loan related losses”).

16.Accumulated deficit

JBIC accounts for “Transfer from Reserve of the Overseas Economic Cooperation Account” for the fiscal year ended March 31, 2003, pursuant to Article 44 of the JBIC Law, the related law and the related cabinet order.

Therefore, losses carried forward to the following fiscal year are simply the sum of “Accumulated deficit at the fiscal year ended March 31, 2003” and statutory appropriation of net earnings as stipulated by the related law of JBIC. Deficit, which represents shortage of net assets from capital of the Overseas Economic Cooperation Account as of March 31, 2003, was ¥590,807million($4,915 million).

17. Leased Transactions

Leased transactions in the fiscal year ended March 31, 2003 are as follows:

(a)	Finance lease transactions, excluding leases where the ownership of the property is deemed to be transferred to the lessee.

Not applicable

(b)	Operating lease transactions:

•	Future Lease Payment Obligations

	Within 1 year	More than 1 year	Total
(In millions of yen)	¥3	¥0	¥4
(In millions of dollars)	$0	$0	$0

Leased transactions in the fiscal year ended March 31, 2002 are as follows:

(a) Finance lease transactions, excluding leases where the ownership of the property is deemed to be transferred to the lessee.

Not applicable

(b) Operating lease transactions:

•	Future Lease Payment Obligations

	Within 1 year	More than 1 year	Total
(In millions of yen)	¥8	¥3	¥12

18. Derivative Transactions

There were no derivative transactions in the fiscal year ended March 31, 2003 and 2002.

19.	Market Value of Securities

Notes to market value of securities as of March 31, 2003 are as follows:

The followings includes “Securities” and negotiable due from banks in “Cash and due from banks”

(a) Trading Securities

Not applicable

(b) Held-to-maturities Debt Securities

Not applicable

(c) Available-for-sale Securities with market value

Not applicable

(d) Held-to-maturities Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

Not applicable

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market value is not readily determinable are as follows

	March 31, 2003	March 31, 2003
	(In millions of yen)	(In millions of dollars)
Held-to-maturity Debt Securities	¥—	$—
Unlisted Foreign Securities	—	—
Available-for-sale Securities	122,912	1,023
Unlisted Japanese Equities other than Over-the-counter	119,084	991
Unlisted Foreign Equities	3,184	27
Unlisted Japanese Local Government Bonds	—	—
Unlisted Japanese Corporate Bonds	—	—
Unlisted Foreign bonds	—	—
Other Japanese securities	—	—
Other unlisted foreign securities	642	5

Total	¥122,912	$1023

(g) Change of Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with Maturity

Not applicable

(i) Money Held in Trust

Not applicable

(j) Net Unrealized Gain (Loss) on Available-for-sale Securities

Not applicable

Notes to market value of securities as of March 31, 2002 are as follows:

The followings includes “Securities” and negotiable due from banks in “Cash and Due from Banks”

(a) Trading Securities

Not applicable

(b) Held-to-maturities Debt Securities

Not applicable

(c) Available-for-sale Securities with market value

Not applicable

(d) Held-to-maturities Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

Not applicable

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market value is not readily determinable are as follows

March 31, 2002
(In millions of yen)
Held-to-maturity Debt Securities	¥—
Unlisted Foreign Securities	—
Available-for-sale Securities	122,674
Unlisted Japanese Equities other than Over-the-counter	119,134
Unlisted Foreign Equities	2,844
Unlisted Japanese Local Government Bonds	—
Unlisted Japanese Corporate Bonds	—
Unlisted Foreign bonds	—
Other Japanese securities	—
Other unlisted foreign securities	695

Total	¥122,674

(g) Change of Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with Maturity

Not applicable

(i) Money Held in Trust

Not applicable

(j) Net Unrealized Gain (Loss) on Available-for-sale Securities

Not applicable